Exhibit 99.1

Supernus to Host Third Quarter 2017 Earnings Conference Call

Rockville, Md., October 24, 2017 - Supernus Pharmaceuticals, Inc. (NASDAQ: SUPN), a specialty pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system (CNS) diseases, today announced that the Company expects to report the financial results for the third quarter of 2017 after 5:00 PM ET on Monday, November 6, 2017.

Jack Khattar, President and Chief Executive Officer, and Greg Patrick, Chief Financial Officer, will host a conference call to present the third quarter 2017 business results on Tuesday, November 7, 2017 at 9:00 AM ET. Following the management presentation, the call will be open for questions.

A live webcast will be available at www.supernus.com.

Please refer to the information below for conference call dial-in information. Callers should dial in approximately 10 minutes prior to the start of the call.

Conference dial-in:                                                                                        (877) 288-1043

International dial-in:                                                                                (970) 315-0267

Conference ID:                                                                                                            2899017

Conference Call Name:                                                                Supernus Pharmaceuticals 3Q 2017 Earnings Conference Call

Following the live call, a replay will be available on the Company’s website under the ‘Investors’ section. The webcast will be available on the Company’s website for 60 days following the live call.

About Supernus Pharmaceuticals, Inc.

Supernus Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system diseases. The Company currently markets Trokendi XR® (extended-release topiramate) for the prophylaxis of migraine and the treatment of epilepsy, and Oxtellar XR® (extended-release oxcarbazepine) for the treatment of epilepsy. The Company is also developing several product candidates to address large market opportunities in psychiatry, including SPN-810 for the treatment of Impulsive Aggression in ADHD patients and SPN-812 for the treatment of ADHD.

CONTACTS:

Jack A. Khattar, President and CEO

Gregory S. Patrick, Vice President and CFO

Supernus Pharmaceuticals, Inc.

Tel: (301) 838-2591

or

INVESTOR CONTACT:

Peter Vozzo

Westwicke Partners

Office: (443) 213-0505

Mobile: (443) 377-4767

Email: peter.vozzo@westwicke.com